Exhibit 28(j) i

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 26, 2021, relating to the financial statements and financial highlights of Dupree Mutual Funds, comprising Alabama Tax-Free Income Series, Kentucky Tax-Free Income Series, Kentucky Tax-Free Short-to-Medium Series, Mississippi Tax-Free Income Series, North Carolina Tax-Free Income Series, North Carolina Tax-Free Short-to-Medium Series, Tennessee Tax-Free Income Series, Tennessee Tax-Free Short-to-Medium Series, Intermediate Government Bond Series, and Taxable Municipal Bond Series, for the year ended June 30, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Other Services” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 28, 2021

Exhibit 28 (j) ii

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated November 1, 2021. We also consent to the incorporation by reference of our report dated August 26, 2020, except as to Note 9, which is as of October 9, 2020, with respect to the financial statements and financial highlights of Dupree Mutual Funds (comprised of Alabama Tax-Free Income Series, Kentucky Tax-Free Income Series, Kentucky Tax-Free Short-to-Medium Series, Mississippi Tax-Free Income Series, North Carolina Tax-Free Income Series, North Carolina Tax-Free Short-to-Medium Series, Tennessee Tax-Free Income Series, Tennessee Tax-Free Short-to-Medium Series, Taxable Municipal Bond Series, and Intermediate Government Bond Series) included in its Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2020, into this Post-Effective Amendment No. 72 to the Registration Statement (Form N-1A, File No. 2-64233), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

October 28, 2021